Exhibit 99.1

BioCardia Reports Fourth Quarter and Full Year 2023 Business Highlights and Financial Results

SUNNYVALE, Calif. – March 27, 2024 -  BioCardia®, Inc. [Nasdaq: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today reported financial results for the year ended December 31, 2023 and filed its annual report on Form 10-K with the Securities and Exchange Commission. The Company will also hold a conference call at 4:30 PM ET today in which it will discuss business highlights with call details below.

“Heart failure of reduced ejection fraction or HFrEF remains an unmet clinical need with none of the recently approved therapies reducing mortality.” said BioCardia CEO Peter Altman, Ph.D. “The interim data from our CardiAMP Heart Failure trial, where we missed the primary endpoint, shows reduced heart death equivalents, reduced major adverse cardiac events, reduced cardiac arrhythmias, and enhanced heart function in treated patients relative to the control patients. These results and their remarkable subgroup outcomes in patients with active heart failure underlie the potential to help millions of patients should they be confirmed.” Dr. Altman continued, “In 2024, we aim to complete the study follow-up, seek approval in Japan, and advance the confirmatory CardiAMP Heart Failure II Trial. We also intend to advance our earlier biotherapeutic product candidates, while securing meaningful value from our supportive Helix™ Biotherapeutic Delivery and Morph Access Innovations businesses.”

RECENT BUSINESS HIGHLIGHTS:

CardiAMP® Autologous Cell Therapy for Ischemic HFrEF (BCDA-01)

The CardiAMP Cell Therapy Heart Failure Trial

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Study enrollment in the randomized double-blind controlled trial, which has both FDA breakthrough designation and Medicare coverage, was completed during the fourth quarter of 2023 as the study was unlikely to be able to meet the primary endpoint as designed.

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The interim results on 110 randomized patients were presented at the Technology and Heart Failure Therapy meeting in March 2024 and showed treated patients appeared to benefit in the two most important tiers of the primary composite endpoint. Treated patients had a 37% relative risk reduction in heart death equivalent (all cause death, heart transplantation, and left ventricular assist device implantation) and a 9% reduction in non-fatal major adverse cardiac and cerebrovascular events, but that both treated and control patients improved in the third component of the primary endpoint, of the six-minute walk distance.

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In a subgroup analysis of patients with elevated NTproBNP at baseline – encompassing 59% of total enrolled randomized patients – patients treated with CardiAMP cell therapy experienced an 86.2% relative risk reduction in heart death equivalents and a 23.9% relative risk reduction in MACCE. These patients saw more than a 17% lower rate of heart death equivalents at up to two years compared to control patients treated with heart failure medication alone (2.9% vs. 21.1%, respectively).

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The Company anticipates completing follow-up in the trial and preparing this dataset on 115 randomized patients enrolled with a minimum of one-year follow-up for final lock in the fourth quarter of 2024. This data may be sufficient to support product approval in Japan.

The CardiAMP Cell Therapy Heart Failure II Trial

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The study, approved by FDA in the fourth quarter of 2023, is a confirmatory Phase III, multi-center, randomized, double-blinded, sham-controlled study of up to 250 patients with NTproBNP levels >500 pg/ml at up to 40 centers in the United States. The primary endpoint is an outcomes composite score based on a three-tiered Finkelstein-Schoenfeld hierarchical analysis. The tiers, starting with the most serious events, would be (1) all-cause death, including cardiac death equivalents such as heart transplant or left ventricular assist device placement, ordered by time to event; (2) non-fatal Major Adverse Coronary and Cerebrovascular Events (MACCE), excluding those deemed procedure-related occurring within the first seven days post-procedure (heart failure hospitalization, stroke or myocardial infarction), ordered by time to event, and (3) change from baseline in quality of life at a minimum of 12 months and a maximum of 24 months.

●	The trial has greater than 90 percent power (statistical probability of success) to meet the primary endpoint based on the CardiAMP Heart Failure Trial interim results.

●	The Study was activated in the first quarter of 2024 and subsequently received certification of Medicare reimbursement to substantially offset the clinical costs of performing the study.

CardiAMP Autologous Cell Therapy for Chronic Myocardial Ischemia (BCDA-02)

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The CardiAMP Cell Therapy Chronic Myocardial Ischemia Trial is a Medicare reimbursed Phase III, multi-center, randomized, double-blinded, controlled study of up to 343 patients at up to 40 clinical sites, designed to provide the primary support for the safety and efficacy in pursuit of market clearance. The Company intends to introduce an adaptive statistical analysis plan with an initial assessment for efficacy when 100 patients reach their primary endpoint, although aspects of this statistical analysis plan remain the subject of study considerations with the FDA. Data from the roll in cohort is expected in 2024.

CardiAMP Platform Opportunities

●	BioCardia has had discussions on partnering its CardiAMP therapy for other clinical indications and continues to explore partnerships worldwide.

CardiALLO Allogeneic Mesenchymal Stem Cells for Ischemic HFrEF (BCDA-03)

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The CardiALLO Phase I/II trial for the treatment of HFrEF includes a 3+3 roll-in dose escalation cohort followed by a 60-patient randomized double-blind controlled study and utilizes the Finkelstein Schoenfeld three tier primary composite endpoint of mortality, MACCE, and functional capacity as measured by six-minute walk distance. The cohort receiving the lowest dose of 20 million cells was initiated in December 2023. There have been no treatment-emergent adverse events, arrhythmias, rejection, or allergic response, consistent with our presentation at the Technology and Heart Failure Therapeutics meeting on March 4, 2024.

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The Company intends to fund later development through nondilutive grant applications and partnering. With such funding, it is possible to complete enrollment in Phase I as early as the end of 2024. Phase II development is anticipated to be advanced in both the United States and Japan and would also enroll in approximately one year.

Helix Biotherapeutic Delivery Partnering Business

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The Helix transendocardial biotherapeutic delivery system is a therapeutic-enabling platform for minimally invasive targeted delivery of biologic agents to the heart. Helix empowers a seamless transition from bench to commercialization for partners. Our biotherapeutic delivery partnerships are expected to enhance future treatment options for millions of people suffering from heart disease, offset the costs of biotherapeutic delivery for our own programs, and provide our investors with meaningful revenue sharing should our partnering efforts contribute successful therapeutic development.

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In September 2023, our biotherapeutic delivery partner CellProthera announced completion of enrollment in their Phase I/II cell therapy study in post-myocardial infarction and that results are expected soon.

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In March 2024, we announced a biotherapeutic delivery partnership with StemCardia for a long-term partnership to advance StemCardia’s investigational pluripotent stem cell product candidate for the treatment of heart failure, initially through a Phase I/II Clinical Study.

●	Two additional premier biotherapeutic delivery partnerships are expected in 2024.

Morph Access Innovations Business

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BioCardia expects to obtain FDA approval for a product family of Morph DNA steerable sheath introducers in a variety of sizes and lengths with clinical indications for use in the heart and peripheral vasculature during the third quarter of 2024. These Morph DNA products are derived from our FDA approved steerable introducer platform utilized for navigating Helix within the heart for biotherapeutic intervention. BioCardia is actively exploring pathways for commercializing these products in the second half of the year.

2023 FINANCIAL RESULTS:

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Revenues were $0.5 million in 2023, compared to $1.4 million in 2022, due primarily to the timing of revenue from new and existing collaborative partners coupled with the fulfillment of performance obligations for several partners in 2022.

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Research and development decreased to $7.7 million in 2023, compared to $8.8 million in 2022, primarily due to the recent pause of the CardiAMP Cell Therapy Heart Failure Trial and its subsequent completion of enrollment coupled with reduced expenses in clinical and related supporting functions.

●	Selling, general and administrative expenses were $4.4 million for the years ended 2023 and 2022.

●	Our net loss was $11.6 million in 2023, compared to $11.9 million in 2022.

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Net cash used in operations was $10.0 million in 2023, compared to $10.6 million in 2022. The Company ended the year with cash and cash equivalents totaling $1.1 million, which together with financing proceeds in the first quarter of 2024 provide runway into the second quarter of 2024.

●	The Company intends to remain listed on Nasdaq.

ANTICIPATED 2024 MILESTONES AND EVENTS:

●	CardiAMP Cells Therapy for ischemic Heart Failure of Reduced Ejection Fraction (BCDA-01)
o	Q2: Enrollment in the CardiAMP Cell Therapy Heart Failure II Pivotal Trial
o	Q3: Japan’s Pharmaceutical and Medical Device Agency (PMDA) consultation

o	Q4: Final data from the CardiAMP Cell Therapy Heart Failure Trial
o	Q4: Submission of clinical data to Japan’s Pharmaceutical and Medical Device Agency

●	CardiAMP Cell Therapy for Chronic Myocardial Ischemia (BCDA-02)
o	Q2: CardiAMP Chronic Myocardial Ischemia (CMI) Trial roll-in cohort data
o	Q3: Initiation of randomized cohort in pivotal CardiAMP CMI Trial

●	CardiALLO Allogeneic Mesenchymal Stem Cell Therapy for ischemic HFrEF (BCDA-03)
o	Q2: Completion of low-dose cohort.
o	Q4: Completion of medium-dose cohort

●	Helix Biotherapeutic Delivery Business
o	Q2: Third revenue sharing partnership agreement

●	Morph Access Innovations Business
o	Q3: FDA approval of Morph DNA steerable introducer sheath product family

Following management’s formal remarks, there will be a question-and-answer session.

Participants can register for the conference by navigating to https://dpregister.com/sreg/10187416/fbec8cfa30. Please note that registered participants will receive their dial-in number upon registration. For those who have not registered, to listen to the call by phone, interested parties within the U.S. should call 1-833-316-0559 and international callers should call 1-412-317-5730. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the BioCardia call. The conference call will also be available through a live webcast, which can be accessed through the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=Ya3BT5pb, which is also available through the company’s website.

A webcast replay of the call will be available approximately one hour after the end of the call through June 26, 2024, at the above links. A telephonic replay of the call will be available through April 10, 2024, and may be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 3499879.

ABOUT BIOCARDIA®

BioCardia, Inc., headquartered in Sunnyvale, California, is developing cellular and cell-derived therapeutics for the treatment cardiovascular and pulmonary disease. CardiAMP autologous and CardiALLO allogeneic cell therapies are the Company’s biotherapeutic platforms for the treatment of heart disease. BioCardia also works with partners to provide its proprietary Helix transendocardial biotherapeutic delivery system, as well as technology and services for the development and commercialization of partners’ therapeutic agents. The CardiAMP Cell Therapy Heart Failure Trial has been supported financially by the Maryland Stem Cell Research Fund and the Center for Medicare and Medicaid Services.  For more information visit: www.BioCardia.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the enrollment of our clinical trials, the availability of data from our clinical trials, filings with the FDA and Japan’s Pharmaceutical and Medical Device Agency, FDA and Japanese product clearances, the efficacy and safety of our products and therapies, preliminary conclusions about new data, the achievement of any of the anticipated upcoming milestones, our positioning for growth or the market for our products and therapies, statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans, the ability to enter into licensing and partnering arrangements and overall market conditions. We may find it difficult to enroll patients in our clinical trials due to many factors, some of which are outside of our control. Slower than targeted enrollment could delay completion of our clinical trials and delay or prevent development of our therapeutic candidates. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2024, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Marketing / Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120

BioCardia, Inc.

Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Year ended December 31,
	2023	2022
Revenue:
Net product revenue	$—	$3
Collaboration agreement revenue	477	1,349
Total revenue	477	1,352
Costs and expenses:
Research and development	7,726	8,834
Selling, general and administrative	4,395	4,419
Total costs and expenses	12,121	13,253
Operating loss	(11,644)	(11,901)
Other income (expense):
Total other income (expense), net	73	(6)
Net loss	$(11,571)	$(11,907)

Net loss per share, basic and diluted	$(0.55)	$(0.67)

Weighted-average shares used in computing net loss per share, basic and diluted	21,179,974	17,720,972

BioCardia, Inc.
Selected Balance Sheet Data
(amounts in thousands)

	December 31,	December 31,
	20231)	2022(1)

Assets:
Cash and cash equivalents	$1,103	$7,363
Other current assets	358	501
Property, plant and equipment and other noncurrent assets	1,526	1,929
Total assets	$2,987	$9,793
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities	$3,608	$3,585
Operating lease liability - noncurrent	982	1,316
Total stockholders’ equity (deficit)	(1,603)	4,892
Total liabilities and stockholders’ equity (deficit)	$2,987	$9,793

(1)  December 31, 2023 and 2022 amounts were derived from the audited Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission on March 27, 2024.